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                                                                    EXHIBIT 21


                          PERSEPTIVE BIOSYSTEMS, INC.

                              LIST OF SUBSIDIARIES



                                                         State of Jurisdiction
   Name                                                     of Incorporation
   ----                                                     ----------------

   PerSeptive Technologies II Corporation..................    Delaware

   PerSeptive International Holdings, Ltd. ................    Delaware

   Nihon PerSeptive K.K. ..................................    Japan

   PerSeptive Biosystems (Canada) Ltd. .....................   Canada

   PerSeptive Biosystems GmbH..............................    Germany

   PerSeptive Biosystems (U.K.) Ltd., a subsidiary of
         PerSeptive International Holdings, Ltd. ..........    England


   PerSeptive Biosystems (France) Ltd., a subsidiary of
         PerSeptive International Holdings, Ltd. ..........    Delaware


   PerSeptive Biosystems GmbH-Hamburg, a subsidiary of
         PerSeptive Biosystems GmbH........................    Germany